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                                  EXHIBIT 99

Statement Pursuant to Section 1350(a) of title 18, United States Code


The undersigned, Don R. Graber and Robert W. Lafferty, certify that:

1. The Annual Report on Form 10-K of Huffy Corporation (the "Company") for the Years Ended December 31, 2002 (the "Form 10-K"), which is being filed today with the Securities and Exchange Commission, fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934.

2. The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.



February 20, 2003                               /s/  Don R. Graber
------------------------                        -------------------------------
Date                                            Don R. Graber
                                                Chief Executive Officer,
                                                Huffy Corporation


February 20, 2003                               /s/ Robert W. Lafferty
-------------------------                       --------------------------------
Date                                            Robert W. Lafferty
                                                Chief Financial Officer
                                                Huffy Corporation